UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2022, CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Sublicense Agreement (the “Sublicense Agreement”) with Beijing Tianshi Tongda Pharmaceuticals Technology Co., Ltd (“TIANSHI”), a company established under the laws of P.R. China, pursuant to which the Company granted TIANSHI an exclusive (subject to below mentioned Commercialization & Co-Marketing rights), perpetual, worldwide license, with the right to freely grant further sublicenses subject to terms and conditions in the Sublicense Agreement, for the investigational anti-CD38 monoclonal antibody (Mab) TSK011010 (“Licensed Product”) licensed and controlled by the Company from Black Belt Therapeutics Limited, in the treatment, prevention and diagnosis of autoimmune diseases, conditions and disorders in humans (“Field”). The Sublicense Agreement, unless earlier terminated pursuant to the termination clauses contained in the Sublicense Agreement, will continue on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term as defined in the Sublicense Agreement with respect to such Licensed Product in such country, and will expire in its entirety upon the expiration of the last to expire Royalty Term.

Pursuant to the Sublicense Agreement, TIANSHI will make an upfront payment of 10,000,000 US$ in two instalments, plus potential future payments of development and sales milestones and royalties to the Company.

The Company shall have exclusive Commercialization and Co-Marketing rights to the Licensed Product in the Field in the USA, and shall lead and be responsible for all commercialization activities in the USA. The Company, as the lead commercial principal in the USA commercialization activities and end customer product sales, shall book all the Licensed Product sales in the Field in the USA. The Company shall have the right, but not the obligation, to co-commercialize the Licensed Product in China for all autoimmune-derived or autoimmune-associated hematological and oncological uses and indications.

The Sublicense Agreement contains customary governance, transfer and exploitation terms, representations, warranties, covenants and indemnification provisions.

TIANSHI was established jointly by a PRC subsidiary of the Company - CASI Pharmaceuticals (China) Co., Ltd (“CASI China”) and Hainan Jingshi Kangji Pharmaceuticals Technology Partnership (Limited Partnership), a partnership formed as the equity holding vehicle for TIANSHI’s Employee Stock Ownership Plans (“JINGSHI”), with each holding 50% equity of TIANSHI, and will complete its first equity financing concurrently with the execution of the Sublicense Agreement. Upon consummation of such equity financing, the Company, through the PRC subsidiary, will hold 15% equity of TIANSHI, while the leading investor-Guangzhou Redhill Capital Investment Management Co., Ltd, a venture capital company unaffiliated to the Company, will hold 27.5% equity of TIANSHI, and the follower investor-Wuxi Zhihe Daukang Phase II Venture Capital Partnership (Limited Partnership), a venture capital partnership of which Dr. Wei-Wu He, chairman of the board of directors and chief executive officer of the Company, is the general partner, will also hold 27.5% equity of TIANSHI, with the remaining 30% equity held by JINGSHI. TIANSHI is expected to receive 120,000,000 RMB from two venture capital investors and 20,000,000 RMB from CASI China upon closing of such equity financing.

The foregoing description of the License Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Sublicense Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

A copy of the press release of the Company announcing the Sublicense Agreement and the equity financing of TIANSHI is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release of CASI Pharmaceuticals, Inc., dated May 24, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Larry Zhang

Larry (Wei) Zhang
President and Principal Financial Officer

Date: May 24, 2022